Exhibit 10.1

CREDIT FACILITY AGREEMENT

THIS AGREEMENT made effective as of the 16th day of January, 2017 (the “Effective Date”).

BETWEEN:

NioCorp Developments Ltd., a corporation incorporated under the laws of British Columbia with an office at 7000 South Yosemite Street, Suite 115, Centennial, CO, USA 80112

(the “Borrower”)

OF THE FIRST PART

AND:

Mark Smith, businessman of Highlands Ranch, CO, USA 80126

(the “Lender”)

OF THE SECOND PART

WHEREAS:

A.                     The Borrower has requested the Lender provide and maintain a Credit Facility (as hereinafter defined) to the Borrower and the Lender has agreed to do so on the terms and subject to the conditions of this Agreement; and

B.                      The Borrower has agreed to repay all sums owing pursuant to the Credit Facility to the Lender on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	INTERPRETATION

1.1.	Definitions

In this Agreement:

(a)	“Business Day” has the meaning given to that term in Subsection 2.5 of this Agreement;

(b)	“Credit Facility” means the non-revolving credit facility in the amount of up to $2,000,000 which will be made available by the Lender to the Borrower in accordance with the terms hereof;

(c)	“Drawdown” means the drawdown of funds by the Borrower under the Credit Facility;

(d)	“Drawdown Request” means a written request for a Drawdown delivered by the Borrower to the Lender;

(e)	“Due Date” has the meaning given to that term in Subsection 2.4 of this Agreement;

(f)	“Establishment Fee” means an cash payment equal to 2.5% of the amount of any Drawdown, payable by the Borrower to the Lender in consideration of the advancement of such Drawdown;

(g)	“Event of Default” means any event specified in Subsection 7.1 of this Agreement;

(h)	“Lender’s Consent” means the written response of the Lender to a Drawdown Request confirming the Lender’s intention to provide the amount specified in the Drawdown Request in accordance with the provisions of Section 2 hereof, which man be arbitrarily withheld at the sole discretion of the Lender.

(i)	“Loan” means the advance by the Lender to the Borrower of the Principal, together with interest thereupon as set out in Subsection 2.3 of this Agreement;

(j)	“Principal” means the principal amount advanced under the Credit Facility that has not been repaid; and

(k)	“Term” means a period commencing on the Effective Date and expiring January 16, 2018.

1.2.	Governing Law

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties attorn to the jurisdiction of the Courts of the Province of British Columbia.

1.3.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, that provision will be deemed not to affect or impair the validity of any other provision of this Agreement and the void or unenforceable provision will be severable from this Agreement.

1.4.	Headings

The headings to the sections of this Agreement are inserted for convenience only and will not affect the construction of this Agreement.

1.5.	Cross References

Unless otherwise stated, a reference in this Agreement to a numbered or lettered section or subsection refers to the section or subsection of each part bearing that number or letter in this Agreement.

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1.6.	Currency

All dollar amounts stated in this Agreement mean lawful money of the United States of America.

2.	AMOUNT AND TERMS OF LOAN

2.1.	Advance of Future Sums

The Lender agrees, subject to Subsection 2.7, to make the Credit Facility available to the Borrower, and the Borrower hereby irrevocably authorizes and directs the Lender to advance amounts requested by the Borrower under the Credit Facility to the Borrower, subject to the terms hereof.

2.2.	Security

All amounts owing under the Credit Facility will be secured pursuant a General Security Agreement granted by the Borrower to the Lender dated June 17th, 2015.

2.3	Interest

The Borrower will pay interest to the Lender on the amount of Principal outstanding and on overdue interest at a rate equal to 10% per annum, calculated monthly in arrears, through to the date of repayment of the Loan. Interest on the Loan will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.4	Due Date of Loan

Any outstanding balance of the Loan, including accrued interest, shall be immediately due and payable by the Borrower to the Lender on the earlier of:

(a)	the expiry of the Term; or

(b)	the occurrence of an Event of Default, as defined in Section 7 hereof,

(the “Due Date”).

Any amount that is required to be paid on a day that is not a Business Day will be payable on the next Business Day without adjustment for interest thereon. A “Business Day” means any day except Saturday, Sunday, or a day that is a statutory holiday in Colorado, USA.

2.5	Application of Payments

All payments under the Loan will be applied first in payment of interest accrued to the date of payment and secondly in payment of outstanding amounts of Principal. The Borrower may prepay any or all amounts outstanding under the Loan (including for greater certainty any interest or fees owing from the Borrower to the Lender pursuant hereto) at any time without providing notice and without incurring any penalty or prepayment fee.

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2.6	No Set-Off

All amounts payable by the Borrower under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.

2.7                     Drawdown Procedure

Each Drawdown shall:

(a) be in the minimum amount of $10,000;

(b) be made on a Business Day;

(c) be made prior to the Due Date;

(d) not cause the total Principal advanced and interest on all such Principal to exceed $2,000,000; and

(e) be payable by the Lender to the Borrower only upon

a.	receipt by the Lender from the Borrower of:

i.	a Drawdown Request, and

ii.	the Establishment Fee in respect of such Drawdown; and

b.	receipt by the Borrower from the Lender of the Lender’s Consent, which may be arbitrarily withheld by the Lender in his absolute discretion.

Subject to receipt of each applicable Lender’s Consent by the Borrower, each Drawdown shall be payable by the Lender to the Borrower fourteen (14) days following delivery by the Lender to the Borrower of such Lender’s Consent.

2.8	Recording

The Lender is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Borrower hereunder; and amounts from time to time owing, paid, or repaid by the Borrower under this Agreement. All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Borrower under this Agreement; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Borrower under this Agreement.

3.	CONDITIONS PRECEDENT

3.1           The obligations of the Lender under this Agreement are subject to the following conditions being satisfied on the Effective Date:

(a)	the representations and warranties of the Borrower contained in this Agreement being true and correct as at the Effective Date; and

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(c)	any required approvals of this Agreement having been obtained.

3.2           The obligations of the Borrower under this Agreement are subject to the following conditions being satisfied on the Effective Date:

(a)	the representations and warranties of the Lender contained in this Agreement being true and correct as at the Effective Date; and

(b)	all required approvals of this Agreement having been obtained.

4.	BORROWER’S REPRESENTATIONS AND WARRANTIES

4.1.	The Borrower represents and warrants to the Lender that:

(a)	it is a valid and subsisting corporation incorporated and in good standing under the laws of British Columbia;

(b)	the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to the Borrower, or of any agreement, written or oral, to which the Borrower may be a party or by which it is or may be bound;

(c)	the Borrower has duly signed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms; and

(d)	the Borrower has the necessary power, capacity, right and authority to enter into and deliver this Agreement and to perform its obligations hereunder.

4.2.         All representations, warranties, covenants, and agreements made by the Borrower in this Agreement are deemed to have been relied on by the Lender despite any prior or subsequent investigation by the Lender and will survive the advance of the Loan and continue in full force and effect so long as any amount of the Loan remains outstanding and unpaid.

5.	LENDER’S REPRESENTATIONS AND WARRANTIES

5.1.	The Lender represents and warrants to the Borrower that:

(a)	the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to the Lender, or of any agreement, written or oral, to which the Lender may be a party or by which he is or may be bound;

(b)	the Lender has duly signed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding agreement of the Lender enforceable against the Lender in accordance with its terms; and

(c)	the Lender has the necessary power, capacity, right and authority to enter into and deliver this Agreement and to perform his obligations hereunder.

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5.2          All representations, warranties, covenants, and agreements made by the Lender in this Agreement are deemed to have been relied on by the Borrower despite any prior or subsequent investigation by the Borrower and will survive the advance of the Loan and continue in full force and effect so long as any amount of the Loan remains outstanding and unpaid.

6.	COVENANTS OF BORROWER

6.1	The Borrower covenants and agrees that so long as any monies are outstanding under the Loan, it will:

(a)	repay, or cause to be repaid, the Loan and all other monies required to be paid to the Lender in accordance with this Agreement; and

(b)	duly observe and perform all covenants and agreements set forth in this Agreement.

7.	EVENTS OF DEFAULT AND REMEDIES

7.1          The Principal amount of the Loan outstanding, plus all interest, costs and all other money owing to the Lender under this Agreement shall immediately become payable upon demand by the Lender, unless otherwise waived in writing by the Lender, in any of the following events (each an “Event of Default”):

(a)	if the Borrower shall default in any payment of Principal, interest or other amount when the same is required hereunder and such default has continued for a period of seven (7) days after notice in writing has been given by the Lender to the Borrower specifying such default;

(b)	if the Borrower shall become insolvent or shall make a general assignment for the benefit of its creditors, or if an order be made or an effective resolution be passed for the winding-up, merger or amalgamation of the Borrower or if the Borrower shall be declared bankrupt or if a custodian or receiver be appointed for the Borrower under the Bankruptcy and Insolvency Act (Canada), or if a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors, or if a receiver or other officer with like powers shall be appointed for the Borrower; or

(c)	if the Borrower defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed and such default has continued for a period of seven (7) days after notice in writing has been given by the Lender to the Borrower specifying such default.

7.2           The remedies, rights and powers of the Lender under this Agreement and at law and in equity are cumulative and not alternative and are not in substitution for any other remedies, rights or powers of the Lender and no delay or omission in exercise of any such remedy, right or power will exhaust such remedies, rights or powers or be construed as a waiver of any of them.

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8.	MISCELLANEOUS

8.1	Waiver or Modification

No failure or delay on the Lender’s part in exercising any power or right hereunder will operate as a waiver thereof nor will any single or partial exercise of that right or power preclude any other right or power under this Agreement. No amendment, modification, or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender. No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

8.2	Amendments

The parties may not amend this Agreement except by document in writing signed by both parties.

8.3	Further Documents

The parties will sign any other documents and do any other things necessary to carry out the intent of this Agreement.

8.4	Assignment

Neither party may assign this Agreement or any interest herein without the prior written consent of the other, which consent may be arbitrarily withheld.

8.5	Time of the Essence

Time is of the essence of this Agreement.

8.7	Other Remedies

Nothing in this Agreement will prejudice or impair any other right or remedy that the Lender may otherwise have regarding the Loan or any rights or remedies it may have regarding other loans that the Lender may make to the Borrower.

8.8	Enurement

This Agreement will be binding on and enure to the benefit of the Borrower, the Lender, and their respective heirs, executors, administrators, successors, and permitted assigns.

8.9	Independent Legal Advice

The Lender acknowledges that Miller Thomson LLP is the solicitor of the Borrower only and is not protecting the rights or interests of the Lender. The Lender acknowledges and agrees that the Borrower and Miller Thomson LLP have given the Lender adequate opportunity to seek, and have recommended that the Lender seek and obtain, independent legal advice with respect to the subject matter of this Agreement and for the purpose of ensuring his rights and interests are protected. The Lender represents and warrants to the Borrower and to Miller Thomson LLP that the Lender has sought independent legal advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal advice. The Lender acknowledges that he has read and understood this provision of this Agreement and indicates so by signing this Agreement.

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IN WITNESS WHEREOF the parties have signed this Agreement as of the date on page 1 of this Agreement.

NIOCORP DEVELOPMENTS LTD.

Per:
Authorized Signatory

Signed, sealed and delivered by	)
MARK SMITH in the presence of:	)
)
Cathy J.Savoie	)
Name	)
)
7000 S.Yosemite St, # 115)		/s/ Mark Smith
Address	)	MARK SMITH
)
Centennial, Co 80112)
)
Office Manager	)
Occupation	)

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